EXHIBIT 99.1


                               PRESS RELEASE

     HealthCor Holdings, Inc. (OTC Bulletin Board: HCOR) announced today that the Company and certain of its subsidiaries filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) on July 27, 1999.

     All statements, other than statements of historical facts included in this news release, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. For a more complete discussion of the factors which could affect the Company's performance, refer to the Company's Securities and Exchange Commission filings, in particular, the information under the headings "Business" and Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, all forward-looking statements relating to the Company's efforts to successfully reorganize under Chapter 11, are subject, among other things, to the formulation by the Company of an acceptable reorganization plan, the consent of certain of its creditors and other security holders to such plan, and bankruptcy court approval of such plan of reorganization. The Company disclaims any intent or obligation to update its forward-looking statements.

     For additional information, contact: Michael Ayres, President and Secretary, 8150 North Central Expressway, Suite M2000, Dallas, Texas 75206.